As filed with the Securities and Exchange Commission on March 11, 2011
Registration Statement No. 33-83840

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Chico’s FAS, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-2389435 (I.R.S. Employer Identification No.)

11215 Metro Parkway Fort Myers, Florida (Address of Principal Executive Offices)	33966 (Zip code)
CHICO’S FAS, INC.
1993 STOCK OPTION PLAN
(Full title of the plan)

David F. Dyer, President	Copies To:
11215 Metro Parkway Fort Myers, Florida 33966 (239) 277-6200 (Name, address and telephone number, including area code, of agent for service)	A. Alexander Rhodes, Esq. 11215 Metro Parkway Fort Myers, Florida 33966 (239) 277-6200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
     Chico’s FAS, Inc. (the “Company”), filed with the Securities and Exchange Commission a registration statement on Form S-8, Number 33-83840, on September 8, 1994 (the “Registration Statement”), to register shares of common stock of the Company (the “Securities”) to be offered under the Company’s 1993 Stock Option Plan.
     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister such portion of the Securities, previously registered under the Registration Statement, which have not been sold as of the date this Post-Effective Amendment is filed.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Myers, State of Florida on this 11th day of March, 2011.

CHICO’S FAS, INC.
By:	/s/ David F. Dyer
	Name:	David F. Dyer
	Title:	President and Chief Executive Officer (principal executive officer)